UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                 PRINCIPAL AMOUNT
No. 001                                    $200,000,000

CUSIP:  02635K CJ1




                      GLOBAL SECURITY

           AMERICAN GENERAL FINANCE CORPORATION
           5 7/8% SENIOR NOTE DUE JULY 15, 2001



  AMERICAN GENERAL FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Indiana (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on July 15, 2001 (the "Maturity Date") and to pay interest thereon from July 14, 1998, or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, semiannually in arrears on January 15 and July 15 (each an "Interest Payment Date") in each year commencing on January 15, 1999, and on the Maturity Date, at the rate of 5 7/8% per annum, until the principal hereof is paid or duly provided for.

  Interest payments on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date for the payment of principal, premium, if any, or interest on this Note (each a "Payment Date") falls on a day which is not a Business Day (as defined below), the principal, premium, if any, or interest payable with respect to such Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to
such next succeeding Business Day.   "Business Day" means
each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of Chicago or the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such interest payment, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

  Payment of the principal, premium, if any, and interest on this Note will be made in immediately available funds at the office or agency of the Company maintained for such purpose in the City of Chicago or the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

  This 5 7/8% Senior Note due July 15, 2001 (collectively, the "Notes") is one of a duly authorized issue of senior debt securities (hereinafter called the "Securities") of the Company, issued and to be issued in one or more series under an Indenture dated as of May 1, 1997 (herein called the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and the terms upon which the Notes are, and are to be, authenticated and delivered.

  The Notes are not subject to redemption, as a whole or in part, at the option of the Company or repayment at the option of the Holder prior to the Maturity Date.

  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

  Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein or herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, having the same terms as this Note.

  No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not any payment with respect to this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

  THIS NOTE, INCLUDING THE VALIDITY HEREOF, AND THE
INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF INDIANA, EXCEPT THAT THE
RIGHTS, LIMITATIONS OF RIGHTS, OBLIGATIONS, DUTIES AND
IMMUNITIES OF THE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF
THE STATE OF ILLINOIS.

  Unless the Certificate of Authentication hereon has been executed by The First National Bank of Chicago, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal or a facsimile thereof to be imprinted hereon.

                           AMERICAN GENERAL FINANCE CORPORATION
[Seal]


                           By:  _______________________________
                                Robert A. Cole
                                Senior Vice President and
                                Chief Financial Officer



                           By: ______________________________
                                Bryan A. Binyon
                                Treasurer


Date:       July 14, 1998


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO,
 as Trustee



By:  ________________________________
           Authorized Officer

                       ABBREVIATIONS



  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.



UNIF GIFT MIN ACT--
______________________________________________                        (Cust)
Custodian  ______________________________________________
                                            (Minor)

                             Under Uniform Gifts to Minors Act



               ____________________________________________
                                            (State)


           TEN COM --  as tenants in common
           TEN ENT --  as tenants by the entireties
           JT TEN  --  as joint tenants with right of
                       survivorship and not as
                       tenants in common

           Additional abbreviations may also be used though not in the above list.



     _________________________________________________

                        ASSIGNMENT




  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE





________________________________________________________________________________
Please print or typewrite name and address including postal zip code and telephone number of assignee
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ________________________            ___________________________________

                                        NOTICE:  The signature
                                        on this assignment
                                        must correspond with
                                        the name as written
                                        upon the face of the
                                        within instrument in
                                        every particular,
                                        without alteration or
                                        enlargement or any
                                        change whatever.
A:\GLOBAL.DOS